UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest events reported)      January 3, 2003
                                                       -------------------------
                                                          (January 2, 2003)
                                                       -------------------------



                               PNM RESOURCES, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


         New Mexico                                             85-0468296
----------------------------        Commission           ----------------------
(State or Other Jurisdiction   File Number 333-32170         (I.R.S. Employer
     of Incorporation)                     ---------     Identification) Number)




    Alvarado Square, Albuquerque, New Mexico                      87158
    ----------------------------------------                      -----
    (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item  5.   Other Events

The following is a press release issued by the Company on January 2, 2003 and other select financial information.

Press Release:

    PNM Resources Updates 2002 Earnings Guidance, Provides Guidance for 2003

ALBUQUERQUE, N.M., January 2, 2003- PNM Resources (NYSE:PNM) today announced it is lowering its 2002 earnings guidance. The company now expects 2002 operating earnings will be about $1.80 per share, not including a one-time charge against earnings of $0.14 per share reported in the third quarter. The company's previous estimate for 2002 ongoing earnings was $1.90 to $2.10 per share.

The company cited three factors that have had a negative impact on 2002 earnings:

     o Unexpected outages in December at the Four Corners Power Plant caused an increase in operating expenses and a shortfall in PNM wholesale revenues. The company has a 13 percent ownership interest in Units 4 and 5 of the Four Corners plant.

     o Higher than anticipated final transition costs for the changeover from a surface to an underground coal mining operation to serve the company's San Juan Generating Station. The new underground mine entered full commercial operation in the fourth quarter 2002.

     o Relatively mild weather in the company's New Mexico service territory during late November and early December.

In 2003, PNM Resources expects to earn between $1.80 and $2.05 per share for the year. The company expects that 2003 earnings will benefit from lower fuel costs stemming from reduced coal costs for San Juan Generating Station. Earnings in 2003 are also expected to benefit from increased revenues due to new and expanded long-term wholesale power contracts and continued load growth in the PNM New Mexico service territory.

The company expects that 2003 earnings will be reduced by a proposed decrease in retail electric rates now under consideration by the New Mexico Public Regulation Commission, by increased pension and healthcare costs, and by the impact of inflation.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, provides natural gas service to 441,000 gas customers and electric utility service to 378,000 customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Future financial results will be affected by

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

a number of factors, including interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the performance of generating units and transmission system, and state and federal regulatory and legislative decisions and actions. For a detailed discussion of the important factors affecting PNM Resources, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2001, Form 10-Q for the quarter ended September 30, 2002 and Form 8-K filings with the Securities and Exchange Commission.


Other Select Financial Information:

                     PNM RESOURCES
                2003 Earnings Guidance

                     2003 EPS Range

            ------------------------------
         $1.80                         $2.05


LOW END ASSUMPTIONS:
-------------------
Retail electric growth        2.0%         History 3.0%
Retail gas growth             2.0%         History 2.5%
Wholesale sales growth        Flat
Average wholesale price       $34/MWh
Trading velocity              1.5x
Spark spread                  $1/Mwh


Earnings Per Share Opportunities and Risks

                                  EPS
Electric retail growth        1%+/-=$0.05
Gas retail growth             1%+/-=$0.02
Wholesale price               $1+/-=$0.05
Trading velocity              10%+/-=$0.01
Improved spark spread         $5/MWh=$0.06

Please note that these are simplifying guidelines that attempt to quantify a number of complex and interdependent factors affecting the company's earnings. These are provided to generally assist investors in developing their own independent assessment of the company's future earnings prospects


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


SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  PNM RESOURCES, INC.
                                   ---------------------------------------------
                                                     (Registrant)


Date:  January 3, 2003                             /s/ Robin Lumney
                                   ---------------------------------------------
                                                      Robin Lumney
                                               Vice President, Controller
                                              and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)


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